UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2010

INTERNATIONAL GAME TECHNOLOGY
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of Principal Executive Offices) (Zip Code)

(775) 448-7777
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

International Game Technology (IGT) announced that Paget L. Alves was elected to its board of directors on January 7, 2010.  Concurrent with his election as director, Mr. Alves was appointed to the Audit Committee and the Compensation Committee.  The election will become effective upon the receipt of regulatory approvals from certain gaming authorities.  There are no arrangements or understandings between Mr. Alves and any other persons pursuant to which he was selected as a director.

Mr. Alves will receive compensation in accordance with IGT’s standard compensation arrangements for non-executive directors, which are summarized in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on August 13, 2009.  In accordance with IGT’s customary practice, IGT is entering into an indemnification agreement with Mr. Alves, the form of which was attached as Exhibit 10.10 to IGT’s Annual Report on Form 10-K for its fiscal year ended September 30, 1996, as filed with the Securities and Exchange Commission on December 23, 1996.

Item 7.01                      Regulation FD Disclosure.

The full text of the IGT press release announcing the appointment of Mr. Alves is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated January 12, 2010, announcing Paget L. Alves Appointed to IGT Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

		By:	/s/ J. Kenneth Creighton
Date:	January 12, 2010		J. Kenneth Creighton
Vice President, Corporate Law Department and Assistant Secretary